Exhibit 4.1

EXECUTION COPY

WAUSAU PAPER CORP.

$68,500,000

Series B Senior Notes due August 31, 2009

*  *  *  *  *  *  *  *

$35,000,000

Series C Senior Notes due August 31, 2011

*  *  *  *  *  *  *  *

AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT

AND

AMENDMENT NO. 1 TO NOTES

Dated as of March 27, 2009

AMENDMENT NO. 4

TO

NOTE PURCHASE AGREEMENT
AND

AMENDMENT NO.1 TO NOTES

THIS AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT AND AMENDMENT NO.1 TO NOTES, dated as of March 27, 2009 (the “Amendment”), is made by and among Wausau Paper Corp. (formerly known as Wausau-Mosinee Paper Corporation (the “Company”)) and the holders of the Notes who execute the signature pages hereto.

RECITALS:

A.

The Company is a party to the several Note Purchase Agreements, each dated as of August 31, 1999, between it and each of the purchasers of Notes issued pursuant thereto (collectively, as amended by that certain Amendment No. 1 dated as of June 28, 2005, that certain Amendment No. 2 dated as of December 21, 2006 and that certain Amendment No. 3 dated as of October 19, 2007, the “Note Purchase Agreement”).

B.

The Company has requested an amendment to the Note Purchase Agreement as set forth herein and each of the holders of outstanding Notes (the “Holders”) that is a party hereto has agreed to such request subject to the terms and conditions hereof.

AGREEMENT:

In consideration of the terms and conditions contained herein, and other good and valuable consideration the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.

Definitions.  All capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Note Purchase Agreement.

SECTION 2.

Amendments.  Subject to the terms and conditions of this Amendment, the Note Purchase Agreement is amended as follows:

2.1.

Section 7.2(a) is amended and restated to read as follows:

“(a)

Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.8 (inclusive) and Section 10.11 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and”

2.2.

Section 9 is amended by adding after Section 9.8 the following:

“9.9.  Interest Rate Adjustment.

(a)

If on any date under applicable insurance regulations any holder of a Note would be required to maintain reserves with respect to a Note (the “Reserve Requirement”) greater than the Reserve Requirement in effect immediately prior to the Fourth Amendment Effective Date (a “Reserve Event”), then from and including such date to and until the Interest Reset Date (as defined below), the interest rate on the Notes shall be increased by 250 basis points (2.50%) per annum (such increased interest being the “Reserve Adjustment”).

(b)

Any Reserve Adjustment relating to a period prior to the time the Company first received notice of the occurrence of the Reserve Event giving rise to such Reserve Adjustment that would otherwise have been payable on a prior interest payment date shall instead be payable within three (3) Business Days after the Company receives notice of the occurrence of such Reserve Event.

(c)

Following the occurrence of any Reserve Event, any holder may deliver written notice thereof to the Company.  The Company shall deliver to each holder written notice of a Reserve Event as soon as practicable, but in any event within three (3) Business Days, after the Company receives notice (from a holder or otherwise) of a Reserve Event.

(d)

Each holder agrees (severally) to respond in good faith to any reasonable inquiry by the Company as to the status of any pending Reserve Event.  The Company may deliver to each holder written notice when the Company has a reasonable basis to believe that an Interest Reset Date has occurred (which notice shall identify such Interest Reset Date and the basis for such belief).  The Interest Reset Date shall be deemed to have occurred on the date identified in the Company’s notice, unless within 30 days after receipt of such notice any holder shall notify the Company that its current Reserve Requirement is greater than the Reserve Requirement in effect prior to the Fourth Amendment Effective Date (in which event the Interest Reset Date shall not be deemed to have occurred and the interest rate on the Notes shall continue to be calculated giving effect to the Reserve Adjustment until an Interest Reset Date does occur).

(e)

“Interest Reset Date” means the first date on which, under applicable insurance regulations, the Reserve Requirement applicable to each holder is equal to or less than the applicable Reserve Requirement in effect immediately prior to the Fourth Amendment Effective Date.”

2.3.

Section 10.3 is amended and restated to read as follows:

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“The Company will not at any time permit Consolidated Net Worth to be less than: (i) $200,000,000 plus (ii) the sum, as of the end of each fiscal quarter commencing with the end of the fiscal quarter ended December 31, 2007, of (a) 25% of Consolidated Net Income for the fiscal quarter then ended (with no deduction for a net loss in any such fiscal quarter), and (b) 100% of the proceeds of the issuance of any Equity Interests, such increases to be cumulative.  The calculation of Consolidated Net Worth for purposes of this Section 10.3 (only) shall be adjusted to exclude all “accumulated other comprehensive income or loss” as shown on the Company’s consolidated balance sheet (i.e., there will be added back to Consolidated Net Worth any such amount that is shown as a negative number and there will be subtracted from Consolidated Net Worth any such amount that is shown as a positive number), provided, however, that the aggregate amount of all such amounts added back to Consolidated Net Worth pursuant to this sentence as of any such date shall not exceed $70,000,000.”

2.4.

Section 10.5 is amended and restated to read as follows:

“The Company will not at any time permit Priority Debt to exceed 10% of Consolidated Net Worth (determined as of the then most recently ended fiscal quarter of the Company; the amount of Priority Debt so permitted being the “Permitted Priority Debt”); provided, however, that no portion of the Permitted Priority Debt may (X) secure, directly or indirectly, any obligations under the Company’s Primary Credit Facility, or (Y) be incurred if an Event of Default or Default then exists or would exist immediately after giving effect thereto.”

2.5.

Section 10 is further amended by adding after Section 10.10 the following:

“10.11.  Limitation on Restricted Payments.

The Company will not, and will not permit any of its Subsidiaries to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable by the Company consisting only of its own common stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding or set aside funds for any of the foregoing, except that (1) any Subsidiary may declare and pay dividends or make distributions to the Company or to a Wholly-Owned Subsidiary that is a party to a Guaranty Agreement and (2) the Company may declare and pay dividends on its capital stock consistent with past practices after the Series B Notes have been paid in full, provided that (i) no Default or Event of Default exists or would result from any such dividend payment and (ii) the Company is (before and after giving effect to the proposed dividend) in full compliance with the first sentence of Section 10.3 without giving any effect to the second sentence thereof (i.e., without giving effect to the adjustment to exclude “accumulated other comprehensive income or loss”).”

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2.6.

Schedule B to the Note Purchase Agreement is amended by adding the following thereto (in the appropriate alphabetical order):

“Fourth Amendment Effective Date” means March 27, 2009.

“Primary Credit Facility” means the Credit Agreement dated as of July 27, 2006 among the Company, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as administrative agent, and the lenders and other credit providers party thereto, as amended, restated, supplemented or otherwise modified from time to time and all replacements and/or other substitutions thereof.

“Series B Applicable Rate” means 7.31% per annum plus the Reserve Adjustment (if any).

“Series C Applicable Rate” shall mean 7.43% per annum plus the Reserve Adjustment (if any).

2.7.

Section 11(c) is hereby amended and restated to read as follow:

“(c)

(i) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.9, Sections 10.2 through 10.8 (inclusive) or Section 10.11; or (ii) the Company defaults in the performance of or compliance with any term contained in Sections 9.4, 9.5, 9.6, 10.1, 10.9 and 10.10 and such default continues for five Business Days; or”

2.8.

Section 11(f) is hereby amended and restated to read as follow:

“(f)

(i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other event or condition exists, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due and payable or be declared due and payable before its stated maturity or before its regularly scheduled dates of payment or all or any portion thereof is required to be prepaid, redeemed or defeased (or an offer to do so is required to be made); or”

2.9.

Section 22.7 is amended and restated to read as follows: “[RESERVED.]”

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2.10.

Exhibit 2 to the Note Purchase Agreement (Form of Series B Note) is hereby amended and restated to read as set forth on Exhibit A hereto.

2.11.

Exhibit 3 to the Note Purchase Agreement (Form of Series C Note) is hereby amended and restated to read as set forth on Exhibit B hereto.

2.12.

Each Series B Note is hereby amended as follows:

(a)

The reference to “7.31%” is deleted from the heading.

(b)

Clauses (a) and (b) of the first paragraph are hereby amended and restated as follows:  “(a) on the unpaid balance thereof at the Series B Applicable Rate from the date hereof, payable semiannually, on the last day of February and August in each year, commencing with the last day of February or August next succeeding the issue date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Series B Applicable Rate or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. (or its successors) from time to time in Chicago, Illinois as its “base” or “prime” rate.”

(c)

The third paragraph is amended and restated as follows:  “This Note is one of a series of Series B Senior Notes due August 31, 2009 (herein called the “Series B Notes”) issued pursuant to separate Note Purchase Agreements, dated as of August 31, 1999 (as from time to time amended, the “Note Purchase Agreements”), between the Company and the respective purchasers of notes named therein and is entitled to the benefits thereof.  Capitalized terms used herein which are defined in the Note Purchase Agreements and not otherwise defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreements.”

2.13.

Each Series C Note is hereby amended as follows:

(a)

The reference to “7.43%” is deleted from the heading.

(b)

Clauses (a) and (b) of the first paragraph are hereby amended and restated as follows:  “(a) on the unpaid balance thereof at the Series C Applicable Rate from the date hereof, payable semiannually, on the last day of February and August in each year, commencing with the last day of February or August next succeeding the issue date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue

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prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Series C Applicable Rate or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. (or its successors) from time to time in Chicago, Illinois as its “base” or “prime” rate.”

(c)

The third paragraph is amended and restated as follows:  “This Note is one of a series of  Series C Senior Notes due August 31, 2011 (herein called the “Series C Notes”) issued pursuant to separate Note Purchase Agreements, dated as of August 31, 1999 (as from time to time amended, the “Note Purchase Agreements”), between the Company and the respective purchasers of notes named therein and is entitled to the benefits thereof.   Capitalized terms used herein which are defined in the Note Purchase Agreements and not otherwise defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreements.”

SECTION 3.

Conditions Precedent.  Section 2 of this Amendment shall not become effective until, and shall become effective as of the date hereof on the date (provided such date is on or before March 27, 2009) when, the last of each and every one of the following conditions has been completely satisfied:

3.1.

Each Holder shall have received:  (a) this Amendment duly executed and delivered by the Company and each other Holder; (b) a Reaffirmation Agreement, in the form of Exhibit C hereto, duly executed and delivered by each party to the Guaranty Agreement; (c) if requested by such Holder, an amended and restated Note in substitution for each Note currently held by such Holder (to reflect amendments contemplated by Sections 2.10 and 2.11 hereof), duly executed and delivered by the Company (collectively, the “New Notes”); (d) a certificate duly executed and delivered by the Secretary or an Assistant Secretary of the Company in form and substance acceptable to the Required Holders; (e) an opinion letter from Ruder Ware, L.L.S.C., counsel for the Company, covering such matters incident to the transactions contemplated hereby as the Required Holders may reasonably request and otherwise being in form and substance acceptable to the Required Holders; (f) an amendment (the “Credit Agreement Amendment”), in the form of Exhibit D hereto, to that certain Credit Agreement dated as of July 27, 2006 among the Company, certain Subsidiaries of the Company and Bank of America, as Administrative Agent which amendment shall be executed by the Required Lenders (as defined therein) and be in full force and effect; and (g) such other documents, certificates and assurances as the Required Holders may reasonably request.

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3.2.

The Company shall have paid an amendment fee to each of the Holders equal to 25 basis points (0.25%) of the principal amount outstanding under each Note held by such Holder as of the date hereof.

3.3

Without limiting the provisions of Section 15.1 of the Note Purchase Agreement, the Company shall have paid the reasonable fees and disbursements of Schiff Hardin LLP, special counsel to the Holders in connection with this Amendment.

SECTION 4.

Representations and Warranties.

The Company hereby represents and warrants to the Holders as of the date hereof that:  (a) it is duly organized, validly existing and in active status under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by the Company of this Amendment and, if issued, the New Notes are within its powers, have been duly authorized by all necessary action, and do not violate, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under (i) its articles of incorporation or bylaws, (ii) any applicable law, (iii) any order of any court or any rule, regulation or order of any other agency or government binding upon the Company, or (iv) any provision of any instrument or agreement to which the Company is a party or by which its properties or assets are or may be bound; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person is required in connection with the execution, delivery or performance of this Amendment or such New Notes by the Company or the validity or enforceability of this Amendment or such New Notes against the Company; (d) this Amendment and such New Notes have been duly executed and delivered by the Company; (e) each of this Amendment, the Note Purchase Agreement (after giving effect hereto) and each such New Note constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (f) each of the Company’s Subsidiaries is a party to the Guaranty Agreement, and each such Subsidiary has duly executed and delivered the Reaffirmation Agreement pursuant to Section 3.1(b) hereof; (g) neither the Company nor any of its Subsidiaries has any claims, counterclaims, offsets, credits or defenses to its obligations under the any Note Documents (as defined below) or, to the extent that it does, they are hereby released in consideration of the Required Holders entering into this Amendment; (h) neither the Company nor any of its Subsidiaries has paid or agreed to pay, any amendment fees or other comparable consideration to any Person in connection with amendments included in the Credit Agreement Amendment other than as set forth expressly in the Credit Agreement Amendment, (i) no Default or Event of Default has occurred and is continuing; and (j) the representations and warranties made by the Company in the Note Purchase Agreement are true and complete as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date in which case, such representations and warranties are true and complete as of such specific date.

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SECTION 5.

Miscellaneous.

(a)

Except as specifically amended hereby, the terms of the Note Purchase Agreement, the Notes and all other agreements, instruments and documents delivered in connection therewith (collectively, the “Note Documents”) shall remain in full force and effect and hereby are ratified and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, be deemed to be an amendment, modification or waiver of any provision of the Note Purchase Agreement or any other Note Document or any right, power or remedy of the Holders in connection therewith whether arising before or after the date hereof.  This Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the Holders whether under the Note Purchase Agreement or any other Note Documents, at law or otherwise.

(b)

Each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Note Purchase Agreement as amended by this Amendment, and each reference herein or in any other Note Document or any other document or instrument to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as amended and modified by this Amendment.

(c)

This Amendment may be executed in any number of counterparts (including by facsimile or other electronic transmission), by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile or other electronic transmission signature and that it accepts the facsimile or other electronic transmission signature of each other party provided that the Company shall furnish original signature pages upon request to the Holders.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.

(d)

This Amendment, the Note Purchase Agreement, each issued New Note and the other Note Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no oral agreements between the parties with respect to the subject matter hereof and thereof.

(e)

If any provision of this Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.

(f)

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW

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PROVISIONS SET FORTH IN SECTION 22.6 OF THE NOTE PURCHASE AGREEMENT AND SHALL BE SUBJECT TO THE NOTICE PROVISIONS OF SECTION 18 0F THE NOTE PURCHASE AGREEMENT.

(g)

The Company may not assign, delegate or transfer this Amendment or any of its rights or obligations hereunder and any delegation, transfer or assignment in violation hereof shall be null and void.  No rights are intended to be created under this Amendment for the benefit of any Person other then the parties hereto. This Amendment shall be binding upon each of the Company and the Holders and their respective successors and permitted assigns.

(h)

All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by any of the Holders shall affect such representations or warranties or the right of any of the Holders to rely upon them.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered as of the day and year first above written.

WAUSAU PAPER CORP.

By:  SCOTT P. DOESCHER

Name:

Scott P. Doescher

Title:

Executive Vice President, Finance

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THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:  HOWARD STERN

Name:

Howard Stern

Title:

Its Authorized Representative

[Signature Page to Amendment No. 4 to Note Purchase Agreement]

TEACHERS INSURANCE AND ANNUITY

ASSOCIATION OF AMERICA

By:  BRIAN K. ROELKE

Name:

Brian K. Roelke

Title:

Director

[Signature Page to Amendment No. 4 to Note Purchase Agreement]

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA

By:  MARY BETH CADLE

Name:

Mary Beth Cadle

Title:

Authorized Signatory

[Signature Page to Amendment No. 4 to Note Purchase Agreement]

THRIVENT FINANCIAL FOR LUTHERANS

By: ALAN D. ONSTAD

Name: Alan D. Onstad

Title: Senior Director

[Signature Page to Amendment No. 4 to Note Purchase Agreement]

AMERITAS LIFE INSURANCE CORP.

By:

Summit Investment Advisors, Inc.,

as Agent

By:  ANDREW S. WHITE

Andrew S. White

Managing Director – Private Placements

[Signature Page to Amendment No. 4 to Note Purchase Agreement]

ACACIA LIFE INSURANCE COMPANY

By:

Summit Investment Advisors, Inc.,

as Agent

By:  ANDREW S. WHITE

Andrew S. White

Managing Director – Private Placements

[Signature Page to Amendment No. 4 to Note Purchase Agreement]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY,

successor by merger to JEFFERSON PILOT FINANCIAL INSURANCE COMPANY,

a Nebraska corporation

By:

Delaware Investment Advisers, a Series of Delaware Business Management Trust, Attorney-in-Fact

By: EDWARD J. BRENNAN

Name: Edward J. Brennan

Title: Vice President

[Signature Page to Amendment No. 4 to Note Purchase Agreement]

AVIVA LIFE INSURANCE COMPANY

By:  Aviva Capital Management, Inc.,

its authorized attorney-in-fact

By: ROGER D. FORS

Name:  Roger D. Fors

Title:    VP-Private Placements

EXHIBIT A

FORM OF SERIES B NOTE

See Attached.

2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS SO REGISTERED EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

[FORM OF SERIES B NOTE]

Wausau Paper Corp.

SERIES B SENIOR NOTE DUE AUGUST 31, 2009

No. [_____]

[Date]

$[_______]      PPN: [______]

FOR VALUE RECEIVED, the undersigned, Wausau Paper Corp. (formerly known as Wausau-Mosinee Paper Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [_______________________], or registered assigns, the principal sum of [___________________________] DOLLARS on August 31, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Series B Applicable Rate from the date hereof, payable semiannually, on the last day of February and August in each year, commencing with the last day of February or August next succeeding the issue date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Series B Applicable Rate or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. (or its successors) from time to time in Chicago, Illinois as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Mosinee, Wisconsin or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Series B Senior Notes due August 31, 2009 (herein called the “Series B Notes”) issued pursuant to separate Note Purchase Agreements, dated as of August 31, 1999 (as from time to time amended, the “Note Purchase Agreements”), between the Company and the respective purchasers of notes named therein and is entitled to the benefits thereof.  Capitalized terms used herein which are defined in the Note Purchase Agreements and not otherwise defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreements.

Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

This Note is a registered Series B Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series B Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

[This Note (i) re-evidences the indebtedness evidenced by each note (originally issued under the Note Purchase Agreements) that is replaced hereby (the “Original Note(s)”), (ii) is given in substitution for, and not as payment, satisfaction or discharge of, the Original Note(s) and (iii) is in no way intended to constitute a novation of the Original Note(s) or ,any prior promissory notes.]1

Wausau Paper Corp.

By:  ____________________________________

Title:  ___________________________________

______________________

1Insert if new Note is given in substitution for an existing Note.

EXHIBIT B

FORM OF SERIES C NOTE

See Attached.

3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS SO REGISTERED EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

[FORM OF SERIES C NOTE]

Wausau Paper Corp.

SERIES C SENIOR NOTE DUE AUGUST 31, 2011

No. [_____]

[Date]

$[_______]      PPN: [______]

FOR VALUE RECEIVED, the undersigned, Wausau Paper Corp. (formerly known as Wausau-Mosinee Paper Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [_______________________], or registered assigns, the principal sum of [___________________________] DOLLARS on August 31, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Series C Applicable Rate from the date hereof, payable semiannually, on the last day of February and August in each year, commencing with the last day of February or August next succeeding the issue date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Series C Applicable Rate or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. (or its successors) from time to time in Chicago, Illinois as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Mosinee, Wisconsin or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Series C Senior Notes due August 31, 2011 (herein called the “Series C Notes”) issued pursuant to separate Note Purchase Agreements, dated as of August 31, 1999 (as from time to time amended, the “Note Purchase Agreements”), between the Company and the respective purchasers of notes named therein and is entitled to the benefits thereof.  Capitalized terms used herein which are defined in the Note Purchase Agreements and not otherwise defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreements.

Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

This Note is a registered Series C Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series C Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

[This Note (i) re-evidences the indebtedness evidenced by each note (originally issued under the Note Purchase Agreements) that is replaced hereby (the “Original Note(s)”), (ii) is given in substitution for, and not as payment, satisfaction or discharge of, the Original Note(s) and (iii) is in no way intended to constitute a novation of the Original Note(s) or any prior promissory notes.]2

Wausau Paper Corp.

By:  _____________________________________

Title:  ____________________________________

______________________

2Insert if new Note is given in substitution for an existing Note.

EXHIBIT C

FORM OF REAFFIRMATION AGREEMENT

See Attached.

4

REAFFIRMATION AGREEMENT

THIS REAFFIRMATION AGREEMENT (“Reaffirmation”) is made as of March 27, 2009 by each of the undersigned entities (the “Guarantors”) in favor of each “Holder” (as defined in the Guaranty referenced below).

RECITALS:

A.

Each of the Guarantors is a wholly owned, direct or indirect subsidiary of Wausau Paper Corp., a Wisconsin corporation (the “Company”).

B.

The Company is a party to the several Note Purchase Agreements, each dated as of August 31, 1999, among it and each of the Holders, as amended (collectively, the “Note Purchase Agreement”).

C.

The Guarantors have guarantied the obligations of the Company under the Note Purchase Agreement pursuant to that certain Guaranty, dated as of August 31, 1999, that certain Guaranty, dated as of December 21, 2006, or that certain Guaranty, dated as of October 19, 2007, in each case made by each Guarantor in favor of the Holders (each as amended, supplemented or otherwise modified, being collectively, the “Guaranty”).

D.

The Guarantors desire that the Holders enter into that certain Amendment No. 4 to Note Purchase Agreement and Amendment No.1 to Notes, dated as of the date hereof, among the Company and the Holders that are a party thereto (the “Amendment”).

E.

As a condition to the effectiveness of the Amendment, the Holders have required, among other things, that the Guarantors execute and deliver this Reaffirmation.

AGREEMENT:

NOW, THEREFORE, in consideration of the above premises, to induce the Holders to enter into the Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors hereby agrees as follows:

1.

No consent by any Guarantor to the Amendment is required in order for the Guaranty to remain in full force and effect and to be enforceable against each Guarantor in accordance with its terms.  Without limiting the foregoing, each of the Guarantors hereby acknowledges its consent to the terms of the Amendment (including, without limitation, the terms of the “New Notes” to be delivered pursuant to the Amendment (herein also referred to as the “New Notes”)) and ratifies and reaffirms all of its obligations and liabilities arising under or otherwise relating to the Guaranty.

2.

The Guaranty is, and shall remain after giving effect to the Amendment and the New Notes, in full force and effect, enforceable in accordance with its terms.

3.

Upon the effectiveness of the Amendment, all references in the Guaranty to the Note Purchase Agreement shall be deemed references to the Note Purchase Agreement as modified by the Amendment.

4.

The execution, delivery and effectiveness of the Amendment shall not diminish, or operate as a waiver of, any right, power or remedy of each Holder under the Guaranty or any other agreement of document relating thereto.

5.

This Reaffirmation shall be governed by, construed and interpreted in accordance with the laws of the State of New York applicable to contracts executed and to be performed in that state.

6.

The execution hereof by each Guarantor shall constitute a contract by such Guarantor in favor of each Holder.

7.

This Reaffirmation may be executed in any number of counterparts (including by facsimile or other electronic transmission), by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile or other electronic transmission signature and that it accepts the facsimile or other electronic transmission signature of each other party provided that the each party agrees to furnish original signature pages upon request to the Holders.

8.

Notice of acceptance hereof is hereby waived by each of the Guarantors.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, this Reaffirmation has been duly executed and delivered as of the date first above written.

GUARANTORS:

THE SORG PAPER COMPANY

THE MIDDLETOWN HYDRAULIC COMPANY

By:_______________________

Name:

Scott P. Doescher

Title:

Executive Vice President, Finance

WAUSAU PAPER PRINTING & WRITING, LLC

WAUSAU PAPER TOWEL & TISSUE, LLC

WAUSAU PAPER SPECIALTY PRODUCTS, LLC

WAUSAU TIMBERLAND COMPANY, LLC

By:_______________________

Name:

Scott P. Doescher

Title:

Executive Vice President, Finance/Manager

EXHIBIT D

FORM OF CREDIT AGREEMENT AMENDMENT

See Attached.

EXECUTION COPY

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of March __, 2009 is by and among Wausau Paper Corp., a Wisconsin corporation (the “Borrower”), certain subsidiaries of the Borrower identified as Subsidiary Guarantors on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, a $165 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement dated as of July 27, 2006 (as amended by that certain First Amendment to Credit Agreement dated as of December 21, 2006, that certain Second Amendment to Credit Agreement dated as of October 19, 2007 and that certain Third Amendment to Credit Agreement dated as of August 20, 2008, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein; and

WHEREAS, the Required Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.

Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, as of the date hereof the Credit Agreement is hereby amended as follows:

(a)

 The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by:

(i) deleting the table therein in its entirety and replacing it with the table below, and

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Facility Fee	Eurodollar Rate Loans and Letters of Credit	Base Rate Loans
1	< 20.0%	0.325%	1.425%	0.425%
2	> 20.0% but < 30.0%	0.350%	1.525%	0.525%
3	> 30.0% but < 40.0%	0.375%	1.625%	0.625%
4	> 40.0% but < 50.0%	0.500%	1.750%	0.750%
5	> 50.0%	0.750%	2.000%	1.000%

(ii) adding the following sentence to the end of such definition:

“Effective immediately upon the Fourth Amendment Effective Date, the Applicable Rates shall be adjusted to reflect those set forth in the pricing grid contained in the Fourth Amendment.”

(b)

The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of March __, 2009 by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

“Fourth Amendment Effective Date” means March __, 2009.

“1999 Note Agreement” has the meaning set forth in the Existing Intercreditor Agreement.

(c)

Section 7.13 of the Credit Agreement is hereby amended by deleting the reference to “(as defined in the Existing Intercreditor Agreement)” in clause (a) thereof.

(d)

Section 8.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)

Minimum Net Worth.  The Loan Parties will not at any time permit Consolidated Net Worth to be less than: (i) $200,000,000 plus (ii) the sum, as of the end of each fiscal quarter commencing with the end of the fiscal quarter ended December 31, 2007, of (A) 25% of Consolidated Net Income for the fiscal quarter then ended (with no deduction for a net loss in any such fiscal quarter), and (B) 100% of the proceeds of the issuance of any Equity Interests, such increases to be cumulative; provided, however, that (I) this Section 8.01(c) shall be deemed terminated and no longer applicable as of the date on which the 1999 Note Agreement is amended to terminate the application of the corresponding minimum net worth covenant set forth therein and (II) the calculation of

2

Consolidated Net Worth for purposes of this Section 8.01(c) (only) shall be adjusted to exclude all “Accumulated other comprehensive income or loss” as shown on the Borrower's Consolidated balance sheet (i.e., there will be added back to Consolidated Net Worth any such amount that is shown as a negative number and there will be subtracted from Consolidated Net Worth any such amount that is shown as a positive number); provided further, however, that the aggregate amount of all such amounts added back to Consolidated Net Worth pursuant to this proviso as of any such date shall not exceed $70,000,000.”

(e)

Section 8.01 of the Credit Agreement is hereby further amended by inserting the following proviso immediately before the “.” at the end thereof (and two lines below clause (c) of Section 8.01):

“; provided, however, that this Section 8.01 shall be deemed amended as of the date on which the 1999 Note Agreement is amended to either (x) make any of the financial covenants set forth therein that are also set forth herein more restrictive than such covenant as set forth herein or (y) add a new financial covenant that is not set forth herein, in either case such that the financial covenants set forth in this Section 8.01 are substantively no less restrictive than the financial covenants in the 1999 Note Agreement, as amended”

(f)

Section 8.05 of the Credit Agreement is hereby amended by deleting the word “The” at the beginning thereof and replacing it with: “Except as set forth in the 1999 Note Agreement and as otherwise set forth herein, the”.

(g)

Article VIII of the Credit Agreement is hereby amended by inserting the following new Section 8.12 immediately after Section 8.11:

8.12

Limitation on Restricted Payments

The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable by the Borrower consisting only of its own common stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding or set aside funds for any of the foregoing, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Loan Party and (ii) the Borrower may declare and pay dividends on its capital stock consistent with past practices after the Series B Notes (as defined in the 1999 Note Agreement) have been paid in full, provided that (1) no Default or Event of Default exists or would result from any such dividend payment and (2) the Borrower is (before and after giving effect to the proposed dividend) in full compliance with the portion of Section 8.01(c) prior to the first proviso thereto without giving any effect to clause (II) of the first proviso thereto (i.e., without giving effect to the adjustment to exclude “accumulated other comprehensive income or loss”).

3

3.

Conditions Precedent.  This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)

counterparts of this Amendment duly executed by the Borrower, the Guarantors and the Required Lenders; and

(b)

(i) an amendment fee, for the benefit of each Lender executing this Amendment, equal to 15.0 basis points on each such Lender’s Commitment as of the date hereof and (ii) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC; and

(c)

(i) receipt, and approval by the Required Lenders, of the final form of an amendment to the 1999 Note Agreement whereby the minimum net worth covenant set forth therein is modified to correspond to the terms of Section 8.01(c) of the Credit Agreement as amended hereby (the “Note Amendment”) and (ii) evidence of the concurrent effectiveness of the Note Amendment.

4.

Representations and Warranties.  Each of the Borrower and each Guarantor hereby represents and warrants that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of either the Borrower or the Guarantors or any of their Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Section 5.13 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

5.

No Other Changes; Ratification.  Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect.  The term “this Agreement” or

4

“Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.  This Amendment shall be deemed a Loan Document as referred to, and defined in, the Credit Agreement for all purposes.

6.

Costs and Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

7.

Counterparts; Facsimile; Email.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by telecopy or email (in PDF format) by any party hereto shall be effective as such party’s original executed counterpart.

8.

Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9.

Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

10.

Acknowledgment of Loan Parties.  Each of the Loan Parties affirms and acknowledges that this Amendment constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise specify.

11.

Acknowledgment of Guarantors.  The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

5

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

WAUSAU PAPER CORP.

By:  _____________________________

Name: Scott P. Doescher

Title: Executive Vice President, Finance

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

SUBSIDIARY GUARANTORS:

WAUSAU PAPER SPECIALTY PRODUCTS, LLC,

a Wisconsin limited liability company

WAUSAU PAPER PRINTING & WRITING, LLC,

a Wisconsin limited liability company

WAUSAU PAPER TOWEL & TISSUE, LLC,

a Wisconsin limited liability company

By:  _____________________________

Name:

Scott P. Doescher

Title: Executive Vice President, Finance/Manager

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE

BANK OF AMERICA, N.A., as

AGENT:

Administrative Agent

By:  _______________________________

Name:  _____________________________

Title:  ______________________________

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and as L/C Issuer

By:  _______________________________

Name:  _____________________________

Title:  ______________________________

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

M&I MARSHALL & ILSLEY BANK,
as a Lender

By:  _______________________________

Name:  _____________________________

Title:  ______________________________

By:  _______________________________

Name:  _____________________________

Title:  ______________________________

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

HARRIS N.A.,

as a Lender

By:  _______________________________

Name:  _____________________________

Title:  ______________________________

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

NORTHWEST FARM CREDIT SERVICES, PCA,

as a Lender

By:  _______________________________

Name:  _____________________________

Title:  ______________________________

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK N.A.,

as a Lender

By:  _______________________________

Name:  _____________________________

Title:  ______________________________

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT